Exhibit 99.1

Akoya Reports Record Revenue with 40% YoY Growth in the Third Quarter and Raises Full Year 2022 Revenue Guidance

November 7, 2022

Q3 2022 revenue $18.9 million, 40% y/y growth

Raising FY 2022 revenue guidance range to $73-75 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the third quarter ending September 30, 2022.

“Akoya continues to deliver strong financial performance with record growth this quarter and healthy system placement across the discovery, translational and clinical markets,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences.  “Our industry leading portfolio and installed base, commercial execution, and success across multiple market segments, from discovery to clinical, are key drivers of our success.”

Third Quarter 2022 Financial Highlights

●	Total revenue was $18.9 million in the third quarter of 2022, compared to $13.5 million in the prior year period; an increase of 40%.
●	Product revenue was $14.4 million in the third quarter of 2022, compared to $10.9 million in the prior year period; an increase of 32%.
o	Instrument revenue was $9.5 million, compared to $7.1 million; an increase of 34%.
o	Reagent revenue was $4.7 million, compared to $3.4 million; an increase of 38%.
●	Services and other revenue totaled $4.4 million in the third quarter of 2022, compared to $2.6 million in the prior year period; an increase of 69%.
●	Gross profit was $10.9 million and gross profit margin was 58% in the third quarter of 2022.
●	55 instruments were sold in the third quarter of 2022; 17 PhenoCyclers, 38 PhenoImagers (which includes Fusion, HT and Mantra); compared to 33 instruments sold in the prior year period (16 PhenoCyclers, 17 PhenoImagers); an increase of 67%.
●	Instrument installed base of 863 as of September 30, 2022; 229 PhenoCyclers, 634 PhenoImagers.
●	Combined-unit PhenoCycler-Fusion installed base of 72 as of September 30, 2022.
●	$82 million of cash, cash equivalents, and marketable securities as of September 30, 2022.

YTD 2022 Financial Highlights

●	Total revenue was $53.6 million YTD as of September 30, 2022 compared to $38.8 million in the prior year period; an increase of 38%.
●	Product revenue was $41.9 million YTD as of September 30, 2022, compared to $31.6 million in the prior year period; an increase of 33%.
●	Services and other revenue totaled $11.7 million YTD as of September 30, 2022, compared to $7.2 million in the prior year period; an increase of 63%.

●	Gross profit was $31.3 million and gross profit margin was 58% YTD as of September 30, 2022.
●	166 instruments were sold YTD as of September 30, 2022; 47 PhenoCyclers, 119 PhenoImagers (which includes Fusion, HT and Mantra), compared to 101 instruments sold in the prior year period; an increase of 64%.

Third Quarter 2022 Business Highlights

●	As of September 30, 2022, there have been 691 total publications featuring Akoya’s platforms; 81% growth from 382 total publications as of September 30, 2021.
●	At the upcoming Society of Immunotherapy of Cancer (SITC) conference taking place in Boston, MA (November 8-12, 2022), Akoya will unveil the PhenoCode Signature Panels (previously referred to as universal protein chemistry) on the PhenoImager workflows; please see the accompanying PhenoCode Signature Panels press release for more details.
o	At SITC, 6 key posters will be presented highlighting the development of PhenoCode Signature Panels and other novel phenotyping applications; Akoya will also be hosting a dinner symposium titled “Supercharging Spatial Signature Development.”
●	Akoya will be hosting our 2nd annual Spatial Day on December 15, 2022, for which registration details can be found here: Akoya’s 2nd Annual Spatial Day.

2022 Financial Outlook

The Company, based on its updated plans and initiatives, is raising its full year 2022 revenue guidance range to $73-75 million.

Webcast and Conference Call Details

Akoya will host a conference call today, November 7 2022, at 5:00 p.m. Eastern Time to discuss its third quarter 2022 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the

Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$51,836	$113,079
Marketable securities	29,868	—
Accounts receivable, net	8,680	9,444
Inventories, net	13,063	9,014
Prepaid expenses and other current assets	8,297	9,277
Total current assets	111,744	140,814
Property and equipment, net	10,492	7,487
Demo inventory, net	2,064	2,548
Intangible assets, net	20,442	21,150
Goodwill	18,262	18,262
Operating lease right of use assets, net	11,307	—
Financing lease right of use assets, net	1,504	—
Other non-current assets	642	646
Total assets	$176,457	$190,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$22,209	$23,198
Current portion of operating lease liabilities	3,004	—
Current portion of financing lease liabilities	593	—
Deferred revenue	5,876	4,484
Total current liabilities	31,682	27,682
Deferred revenue, net of current portion	1,477	1,330
Long-term debt, net	52,714	32,471
Contingent consideration liability, net of current portion	5,956	7,850
Operating lease liabilities, net of current portion	8,723	—
Financing lease liabilities, net of current portion	692	—
Other long-term liabilities	125	223
Total liabilities	101,369	69,556
Total stockholders' equity	75,088	121,351
Total liabilities and stockholders' equity	$176,457	$190,907

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$14,438	$10,874	$41,942	$31,556
Service and other revenue	4,414	2,602	11,698	7,203
Total revenue	18,852	13,476	53,640	38,759
Cost of goods sold:
Cost of product revenue	$5,455	$3,594	$14,733	$10,381
Cost of service and other revenue	2,490	1,429	7,563	4,386
Total cost of goods sold	$7,945	$5,023	$22,296	$14,767
Gross profit	$10,907	$8,453	$31,344	$23,992
Operating expenses:
Selling, general and administrative	19,922	13,725	58,705	31,970
Research and development	5,466	3,999	16,778	10,138
Change in fair value of contingent consideration	357	224	(599)	1,050
Depreciation and amortization	1,815	1,244	4,975	3,352
Total operating expenses	27,560	19,192	79,859	46,510
Loss from operations	(16,653)	(10,739)	(48,515)	(22,518)
Other income (expense):
Interest expense	(1,109)	(763)	(2,707)	(2,271)
Change in fair value of warrant liability	—	—	—	(2,728)
Gain on extinguishment of debt	—	—	—	2,476
Other expense, net	(89)	(126)	(395)	(244)
Loss before benefit (provision) for income taxes	(17,851)	(11,628)	(51,617)	(25,285)
Benefit (provision) for income taxes	(21)	11	(149)	23
Net loss	$(17,872)	$(11,617)	$(51,766)	$(25,262)
Dividends accrued on redeemable convertible preferred stock	—	—	—	(1,435)
Accretion of redeemable convertible preferred stock	—	—	—	(296)
Adjusted net loss attributable to common stockholders	(17,872)	(11,617)	(51,766)	(26,993)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(0.31)	$(1.37)	$(1.15)
Weighted-average shares outstanding, basic and diluted	37,900,821	37,162,489	37,660,814	23,407,358